Exhibit 99

Titan International, Inc. Announces Conversion of 97.1% of its 5.625% Convertible Notes

QUINCY, Ill--Titan International, Inc. (NYSE: TWI)
January 17, 2017

Contact: Todd Shoot, IR contact
todd.shoot@titan-intl.com; 217-221-4416

QUINCY, Ill.- Titan International, Inc. (NYSE: TWI) today announced the conversion of 97.1% of the principal balance of its 5.625% convertible senior subordinated notes (“Notes”), which matured on January 15, 2017. Prior to maturity, $60,161,000 in aggregate principal amount of the Notes was outstanding, of which, holders of $58,460,000 in aggregate principal amount of the Notes, or 97.1%, converted their Notes into shares of Titan common stock pursuant to the terms of the indenture governing the Notes. After giving effect to the conversion and maturity of the Notes, Titan’s $400,000,000 senior secured notes due in 2020 are its only U.S. senior notes outstanding. The $58,460,000 principal amount of converted Notes was converted into 5,462,264 shares of Titan common stock, representing approximately 10% of Titan’s outstanding common stock prior to conversion. Each $1,000 principal amount of the Notes was convertible into 93.436 shares of Titan common stock. The remaining $1,701,000 principal amount of the Notes not converted was paid in cash.

The initial base conversion rate for the Notes was 93.0016 shares of Titan common stock per $1,000 principal amount of the Notes, equivalent to an initial base conversion price of approximately $10.75 per share of Titan common stock. The base conversion rate was increased by 0.4344 shares as determined pursuant to a formula described within the indenture governing the Notes.

“We believe this is a win-win for Titan and our new shareholders,” stated Paul Reitz, Titan President and CEO. “We’re pleased these convertible debt holders have chosen to become shareholders of Titan. We believe that the debt reduction and minimal cash outlay will further strengthen our capital position moving forward.”

Company description: Titan International, Inc. (NYSE: TWI), a holding company, owns subsidiaries that supply wheels, tires, assemblies and undercarriage products for off-highway equipment used in agricultural, earthmoving/construction and consumer applications. For more information, visit www.titan-intl.com.

Safe harbor statement:
This press release contains forward-looking statements, which statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "plan," "would," "could," "outlook," "potential," "may," "will" and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, these assumptions are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond Titan International, Inc.’s control. As a result, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected, or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to risks detailed in Titan International, Inc.'s periodic reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2015. These forward-looking statements are made only as of the date hereof. The Company cautions that any forward-looking statements included in this press release are subject to several risks and uncertainties and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.